Q4 2025 Results Presentation January 26, 2026

1 Forward-Looking Statements Readers should note that in addition to the historical information contained herein, this presentation contains, and future oral and written statements of the Company and its management may contain, “forward-looking statements” within the meanings of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “will,” “propose,” “may,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “continue,” or “should,” or similar terminology. Any forward-looking statements presented herein are made only as of the date of this presentation, and the Company does not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to: (i) the strength of the local, state, national and international economies and financial markets (including effects of inflationary pressures and supply chain constraints); (ii) effects on the U.S. economy resulting from the threat or implementation of, or changes to, existing policies and executive orders including tariffs, immigration policy, regulatory or other governmental agencies, foreign policy and tax regulations; (iii) the economic impact of any future terrorist threats and attacks, widespread disease or pandemics, acts of war or other threats thereof (including the Russian invasion of Ukraine, conflicts in the Middle East and recent military activity in Venezuela), or other adverse events that could cause economic deterioration or instability in credit markets, and the response of the local, state and national governments to any such adverse external events; (iv) new and revised accounting policies and practices, as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board; (v) changes in local, state and federal laws, regulations and governmental policies concerning the Company’s general business and any changes in response to bank failures; (vi) the imposition of tariffs or other governmental policies impacting the value of products produced by the Company's commercial borrowers; (vii) changes in interest rates and prepayment rates of the Company’s assets; (viii) increased competition in the financial services sector, including from non-bank competitors such as credit unions and fintech companies, and the inability to attract new customers; (ix) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (x) unexpected results of acquisitions, which may include failure to realize the anticipated benefits of acquisitions and the possibility that transaction costs may be greater than anticipated; (xi) the loss of key executives and employees, talent shortages and employee turnover; (xii) changes in consumer spending; (xiii) unexpected outcomes or costs of existing or new litigation or other legal proceedings and regulatory actions involving the Company; (xiv) the economic impact on the Company and its customers of climate change, natural disasters and of exceptional weather occurrences such as tornadoes, floods and blizzards; (xv) fluctuations in the value of securities held in our securities portfolio, including as a result of changes in interest rates; (xvi) credit risks and risks from concentrations (by type of borrower, geographic area, collateral and industry) within our loan portfolio (including commercial real estate loans) and large loans to certain borrowers; (xvii) the overall health of the local and national real estate market; (xviii) the ability to maintain an adequate level of allowance for credit losses on loans; (xix) the concentration of large deposits from certain clients who have balances above current FDIC insurance limits and who may withdraw deposits to diversify their exposure; (xx) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact the Company’s cost of funds; (xxi) the level of nonperforming assets on our balance sheet; (xxii) interruptions involving our information technology and communications systems or third-party servicers; (xxiii) the occurrence of fraudulent activity, breaches or failures of our third-party vendors’ information security controls or cybersecurity-related incidents, including as a result of sophisticated attacks using artificial intelligence and similar tools or as a result of insider fraud; (xxiv) the effectiveness of the Company’s risk management framework; (xxv) the possibility that stockholders of CNB Bank Shares, Inc. ("CNB") may not approve the merger agreement; (xxvi) the risk that a condition to closing of the proposed transaction with CNB may not be satisfied, that either party may terminate the merger agreement or that the closing of the proposed transaction with CNB might be delayed or not occur at all; (xxvii) potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the proposed transaction with CNB; (xxviii) the diversion of management time on transaction-related issues; (xxix) the ultimate timing, outcome and results of integrating the operations of CNB into those of HBT; (xxx) the effects of the merger with CNB in HBT’s future financial condition, results of operations, strategy and plans, (xxxi) regulatory approvals of the transaction, and (xxxii) the ability of the Company to manage the risks associated with the foregoing as well as anticipated. Readers should note that the forward-looking statements included in this presentation are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward- looking statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

2 Non-GAAP Financial Measures This presentation includes certain non-GAAP financial measures. While the Company believes these are useful measures for investors, they are not presented in accordance with GAAP. You should not consider non- GAAP measures in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Because not all companies use identical calculations, the presentation herein of non-GAAP financial measures may not be comparable to other similarly titled measures of other companies. Tax-equivalent adjustments assume a federal tax rate of 21% and state tax rate of 9.5%. For a reconciliation of the non-GAAP measures we use to the most closely comparable GAAP measures, see the Appendix to this presentation. Important Information and Where to Find It In connection with the proposed transaction, HBT has filed materials with the SEC, including a Registration Statement on Form S-4 of HBT that includes a proxy statement of CNB and a prospectus of HBT. The Registration Statement has been declared effective by the SEC, and on or about December 19, 2025, HBT and CNB mailed a definitive proxy statement/prospectus to the shareholders of CNB in connection with its special meeting of shareholders to be held on January 26, 2026. This news release is not a substitute for the proxy statement/prospectus or the Registration Statement or for any other document that HBT has filed or may file with the SEC and send to CNB’s shareholders in connection with the proposed transaction. CNB’S SHAREHOLDERS ARE URGED TO CAREFULLY AND THOROUGHLY READ THE PROXY STATEMENT/PROSPECTUS AND THE REGISTRATION STATEMENT, AS MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME, AND OTHER RELEVANT DOCUMENTS FILED BY HBT OR CNB WITH THE SEC, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HBT, CNB, THE PROPOSED TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS. Investors are able to obtain free copies of the Registration Statement and proxy statement/prospectus, as each may be amended from time to time, and other relevant documents filed by HBT with the SEC through the website maintained by the SEC at www.sec.gov. Copies of documents filed with the SEC by HBT will be available free of charge from HBT’s website at https:// ir.hbtfinancial.com or by contacting HBT’s Investor Relations Department at HBTIR@hbtbank.com. Participants in the Proxy Solicitation HBT, CNB and their respective directors and certain of their executive officers and other members of management and employees may be deemed, under SEC rules, to be participants in the solicitation of proxies from CNB’s shareholders in connection with the proposed transaction. Information regarding the executive officers and directors of HBT is included in its definitive proxy statement for its 2025 annual meeting filed with the SEC on April 9, 2025. Information regarding the executive officers and directors of CNB and additional information regarding the persons who may be deemed participants and their direct and indirect interests, by security holdings or otherwise, is set forth in the Registration Statement and proxy statement/prospectus filed with the SEC in connection with the proposed transaction. Free copies of these documents may be obtained as described in the paragraphs above. No Offer or Solicitation This presentation does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval with respect to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

3 Exceptional asset quality Strong profitability and tangible book value growth Resilient net interest margin supported by low cost deposit base n Nonperforming assets represented only 0.17% of total assets at December 31, 2025, compared to 0.17% at September 30, 2025 n Net charge-offs represented only 0.10% of average loans on an annualized basis during Q4 2025, or 0.07% for the year ended December 31, 2025, compared to 0.02% of average loans on an annualized basis during Q3 2025 n Net income of $18.9 million, or $0.60 per diluted share; return on average assets (ROAA) of 1.47% and return on average tangible common equity (ROATCE)1 of 14.08% n Adjusted net income1 of $20.1 million, or $0.64 per diluted share; adjusted ROAA1 of 1.57% and adjusted ROATCE1 of 14.97% n Tangible book value per share1 increased 3.4% from September 30, 2025 and 16.2% from December 31, 2024 n Resilient net interest margin of 4.12% and a net interest margin (tax-equivalent basis)1 of 4.16%, down only 1 and 2 basis points, respectively, compared to Q3 2025 n Cost of funds decreased 6 basis points to 1.23% and total cost of deposits decreased 3 basis points to 1.16% n Total deposits increased $12.1 million, or an increase of $62.1 million when excluding the $50.0 million of wealth management customer money market deposits that were moved off-balance sheet during Q4 2025 Q4 2025 Highlights Note: Financial data as of and for the three months ended December 31, 2025 unless otherwise indicated; 1 See "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

Company Snapshot

Overview

- ✓ Company incorporated in 1982 from a base of family-owned banks and completed its IPO in October 2019
- ✓ Headquartered in Bloomington, Illinois, with operations throughout Illinois and eastern Iowa
- ✓ Strong, granular, and low-cost deposit franchise with 1.16%* cost of deposits and 95.4% core deposits[1]
- ✓ Conservative credit culture, with net charge-offs to average loans of 0.05% and 0.07% for the year ended December 31, 2024 and 2025, respectively
- ✓ High profitability sustained through economic cycles

Loan Composition



Municipal, consumer & other: 7%
Commercial
C&I: 12%
Agricultural & farmland: 8%
CRE–Owner occupied: 9%
1-4 Family residential: 13%
Multi-family: 16%
C&D: 8%
CRE–Non-owner occupied: 27%
Commercial Real Estate

Deposit Composition



Time: 18%
Noninterest-bearing demand: 24%
Savings: 13%
Money market: 19%
Interest-bearing demand: 26%

Financial Highlights ($mm)

	As of or for the year ended	2022	2023	2024	2025
Balance Sheet	Total assets	$4,287	$5,073	$5,033	$5,071
	Total loans	2,620	3,404	3,466	3,456
	Total deposits	3,587	4,401	4,318	4,359
	Core deposits (%)[1]	99.2 %	93.8 %	95.3 %	95.4 %
	Loans-to-deposits	73.0 %	77.3 %	80.3 %	79.3 %
	CET1 (%)	13.1 %	12.1 %	13.2 %	14.4 %
	TCE / TA[1]	8.1 %	8.2 %	9.4 %	10.8 %
Key Performance Indicators	Adjusted ROAA[1]	1.31 %	1.59 %	1.50 %	1.58 %
	Adjusted ROATCE[1]	15.8 %	20.9 %	17.2 %	15.8 %
	NIM (FTE)[1]	3.60 %	4.15 %	4.01 %	4.17 %
	Yield on loans	4.91 %	6.04 %	6.36 %	6.34 %
	Cost of deposits	0.07 %	0.60 %	1.30 %	1.19 %
	Cost of funds	0.19 %	0.86 %	1.41 %	1.28 %
	Efficiency ratio (FTE)[1]	56.9 %	55.8 %	53.5 %	52.9 %
Credit	NCOs / loans	(0.08)%	0.01 %	0.05 %	0.07 %
	ACL / loans	0.97 %	1.18 %	1.21 %	1.21 %
	NPLs / loans	0.08 %	0.23 %	0.22 %	0.22 %
	NPAs / assets	0.12 %	0.17 %	0.16 %	0.17 %

Note: Financial data as of and for the three months ended December 31, 2025 unless otherwise indicated; * Annualized measure; FTE: Fully tax equivalent; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures.

4

Earnings Overview

($000)	Prior Quarter 3Q25	Non-GAAP Adj.[1]	Adjusted 3Q25[1]	Current Quarter 4Q25	Non-GAAP Adj.[1]	Adjusted 4Q25[1]
Interest and dividend income	$64,336	$—	$64,336	$64,391	$—	$64,391
Interest expense	14,350	—	14,350	13,848	—	13,848
Net interest income	49,986	—	49,986	50,543	—	50,543
Provision for credit losses	596	—	596	1,463	—	1,463
Net interest income after provision for credit losses	49,390	—	49,390	49,080	—	49,080
Noninterest income	9,849	570	10,419	9,895	461	10,356
Noninterest expense	32,508	(391)	32,117	33,061	(999)	32,062
Income before income tax expense	26,731	961	27,692	25,914	1,460	27,374
Income tax expense	6,966	274	7,240	6,976	259	7,235
Net income	**$19,765**	**$687**	**$20,452**	**$18,938**	**$1,201**	**$20,139**

4Q25 NIM Analysis*



4.13%
(0.06)%
(0.03)%
0.01%
0.03%
0.04%
4.12%
3Q25
Loans[2]
Loan Fees
Nonaccrual Interest Recoveries
Deposit Costs
Other Funding Costs
4Q25

Highlights Relative to Previous Quarter

- Net interest income increased $0.6 million from the third quarter of 2025 with a decrease in funding costs and higher average interest-earning asset balances partially offset by lower yields on loans as a result of decreases in benchmark interest rates
- Net interest margin decreased 1 basis point to 4.12%
- Total provision for credit losses, consisting of $0.6 million for loans and $0.8 million for unfunded commitments, primarily reflects increases due to higher loan balances and changes in the portfolio, partially offset by decreases in specific reserves
- Noninterest income was consistent with the third quarter of 2025, with improvements in wealth management fees and the mortgage servicing rights fair value adjustment mostly offset by fluctuations in the gains and losses recognized on the sale of foreclosed assets
- Excluding $1.0 million of acquisition-related expenses, the $0.4 million decrease in noninterest expense was primarily attributable to the absence of a $0.4 million loss on the extinguishment of debt, associated with the early payoff of $40.0 million of subordinated notes during September 2025

Note: Financial data as of and for the three months ended December 31, 2025 unless otherwise indicated; * Annualized measure; [1] Non-GAAP financial measure. See "Non-GAAP Reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Reflects contribution of loan interest income to net interest margin, excluding loan discount accretion, nonaccrual interest recoveries, and loan fees.

5

Deposit Overview

Deposit Base Highlights

- Highly granular deposit base with balances up $12.1 million during the fourth quarter of 2025, despite $50.0 million of wealth management customer money market deposits that were moved off-balance sheet due to strong liquidity during the quarter
- Top 100 depositors, by balance, make up 15% of our deposit base, and the top 200 depositors make up 19% as of December 31, 2025
- Excluding reciprocal deposit accounts, account balances consist of 70% retail, 21% business, and 9% public funds as of December 31, 2025
- Uninsured and uncollateralized deposits estimated to be $632 million, or 14% of total deposits, as of December 31, 2025
- 93% of time deposits scheduled to reprice during 2026

	Interest Costs* 4Q25	Spot Interest Rates[2] As of 12/31/25
Interest-bearing demand	0.63 %	0.62 %
Money market	2.11 %	1.98 %
Savings	0.28 %	0.28 %
Time	3.16 %	3.14 %
Total interest-bearing deposits	**1.54 %**	**1.49 %**
Total deposits	**1.16 %**	**1.13 %**

Latest Rising Rate Cycle Deposit Beta (4Q21 to 2Q24): 23.6%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
5.50%
1.31%
4Q21
1Q22
2Q22
3Q22
4Q22
1Q23
2Q23
3Q23
4Q23
1Q24
2Q24
Fed Funds Rate[1]
Cost of Deposits*

Current Falling Rate Cycle Deposit Beta (3Q24 to 4Q25): 13.5%



6.00%
5.00%
4.00%
3.00%
2.00%
1.00%
—%
5.43%
4.02%
1.35%
1.16%
3Q24
4Q24
1Q25
2Q25
3Q25
4Q25
Fed Funds Rate[1]
Cost of Deposits*

Rate Data Source: St. Louis FRED; * Annualized measure; [1] Represents quarterly average of federal funds target rate upper limit; [2] Weighted average spot interest rates do not include impact of purchase accounting adjustment amortization.

6

Net Interest Margin

- Fourth quarter 2025 net interest margin and net interest margin (tax-equivalent basis)[1] decreased 1 and 2 basis points, respectively, from the prior quarter
- 33% of the loan portfolio matures or reprices within the next 3 months and 41% of the loan portfolio matures or reprices within the next 12 months

Scheduled Fixed Rate Loan Maturities

($000)	1Q26	2Q26	3Q26	4Q26
Balance	$ 139,037	$ 127,848	$ 53,369	$ 63,773
Weighted Average Interest Rate[2]	5.82 %	5.09 %	4.69 %	4.13 %

Annual



FTE NIM1
GAAP NIM
Accretion of acquired loan discounts contribution to NIM
3.23%
3.18%
3.60%
3.54%
4.15%
4.09%
4.01%
3.96%
4.17%
4.13%
2021
2022
2023
2024
2025
3bps
2bps
9bps
9bps
8bps

Quarterly



FTE NIM*1
GAAP NIM*
Accretion of acquired loan discounts contribution to NIM*
4.01%
3.96%
4.16%
4.12%
4.19%
4.14%
4.18%
4.13%
4.16%
4.12%
4Q24
1Q25
2Q25
3Q25
4Q25
9bps
9bps
8bps
7bps
7bps

Note: Financial data as of and for the three months ended December 31, 2025 unless otherwise indicated; * Annualized measure; [1] Tax-equivalent basis metric; see "Non-GAAP reconciliations" in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; [2] Weighted average interest rates does not include impact of purchase accounting adjustment amortization or deferred loan fee amortization.

7

Loan Portfolio Overview: Commercial and Commercial Real Estate

Commercial Loan Portfolio

- $720 million portfolio as of December 31, 2025
  - $400 million in C&I loans primarily for working capital, asset acquisition, and other business purposes
  - $320 million in owner-occupied CRE
  - Underwritten primarily based on borrower's cash flow and majority further supported by collateral and personal guarantees; loans based primarily in-market[1]



Auto Repair and Dealers: 10%
Real Estate, Rental, and Leasing: 10%
Manufacturing: 9%
Construction: 9%
Wholesale Trade: 8%
Health Care and Social Assistance: 7%
Accommodation and Food Services: 6%
Retail Trade: 6%
Finance and Insurance: 5%
Grain Elevators: 5%
Other: 25%

Commercial Real Estate Portfolio

- $1.76 billion portfolio as of December 31, 2025
  - $937 million in non-owner occupied CRE loans primarily supported by rental cash flow of the underlying properties
  - $280 million in construction and land development loans[2] primarily to developers for properties to sell upon completion or for long-term investment
  - $545 million in multi-family loans secured by 5+ unit apartment buildings
- Office CRE exposure characterized by solid credit metrics as of December 31, 2025 with none rated substandard, none past due 30 days or more, and a weighted average LTV of 57%



Other: 17%
Multi-Family: 35%
Hotels: 5%
Senior Living Facilities: 9%
Office: 11%
Retail: 11%
Warehouse/ Manufacturing: 12%

[1] Market area defined as within 60 miles of a branch; [2] Construction and land development loans presented by property type in chart

8

9 Loan Portfolio Overview: Selected Portfolios n $275 million portfolio as of December 31, 2025 n Borrower operations focus primarily on corn and soybean production n Federal crop insurance programs mitigate production risks n No customer accounts for more than 2% of the agriculture portfolio n Weighted average LTV on farmland loans is 47% n 4.5% is rated substandard as of December 31, 2025 n 70% of agricultural borrowers have been with the Company for at least 10 years, and 51% for more than 20 years n $253 million portfolio as of December 31, 2025 n Commercial tax-exempt loans which are sponsored by municipal entities for the benefit of a private entity where that private entity is responsible for repayment n $42.6 million in senior living facility loans n $19.8 million in medical facility loans n Loans to non-depository institutions primarily secured by assignments of notes and mortgages to third party borrowers to fund real estate projects n Loans to municipalities are primarily federally tax-exempt Farmland: 63% Crops: 30% Equipment: 5% Livestock: 2% Non-Depository Institutions: 33% Commercial Tax-Exempt: 29% Municipalities: 27% Consumer: 4% Other: 7% Municipal, Consumer and OtherAgriculture and Farmland

Loan Portfolio Overview: ACL and Asset Quality



4Q25 ACL on Loans Activity ($000)
$41,900
$(848)
$(837)
$121
$1,354
$41,690
3Q25
Net Charge-Offs
Changes in Specific Reserves
Changes in Economic Forecast
Changes in Portfolio and Other Changes
4Q25

CECL Methodology and Oversight

- Discounted cash flow method utilized for majority of loan segments, except weighted average remaining maturity method used for consumer loans
- Credit loss drivers determined by regression analysis includes Company and peer loss data and macroeconomic variables, including unemployment and GDP
- ACL / Loans of 1.21% as of December 31, 2025
- ACL Committee provides model governance and oversight

ACL on Unfunded Commitments

- ACL on unfunded lending-related commitments was $4.1 million as of December 31, 2025

Watch List and Nonaccrual Loans ($000)	As of 9/30/25	Change	As of 12/31/25
Pass-Watch	$ 89,732	$ 42,034	$ 131,766
Special Mention	15,090	(3,302)	11,788
Substandard	80,093	(9,350)	70,743
Nonaccrual[1]	7,637	(81)	7,556

[1] Includes $2.2 million of loans that are wholly or partially guaranteed by the U.S. government as of December 31, 2025.

10

11 4.8 5.9 5.7 6.9 8.6 9.3 1.7 1.9 2.4 2.0 1.6 2.1 0.4 0.2 0.8 0.6 0.5 0.5 Asset Management and Trust Services Agricultural Services - Farm Management Agricultural Services - Real Estate Brokerage Investment Brokerage Total 2020 2021 2022 2023 2024 2025 0 1 2 3 4 5 6 7 8 9 10 11 12 13 Wealth Management Overview Comprehensive Wealth Management Services n Proprietary investment management solutions n Financial planning n Trust and estate administration Wealth Management Revenue Trends ($mm) Agricultural Services n Farm management services: over 78,000 acres managed as of December 31, 2025 n Real estate brokerage including auction services n Farmland appraisals $12.1 $7.2 $8.4 $9.2 $9.9 Over $2.4 billion of assets under management or administration as of December 31, 2025 $11.0

Securities Portfolio Overview

Securities Overview

- Company's debt securities consist primarily of the following types of fixed income instruments:
  - Agency guaranteed MBS: MBS pass-throughs, CMOs, and CMBS
  - Municipal bonds: weighted average NRSRO credit rating of Aa2/AA
  - Treasury, government agency debentures, and SBA-backed full faith and credit debt
  - Corporate bonds: Investment-grade corporate and bank subordinated debt
- Investment strategy focused on maximizing returns and managing the Company's asset sensitivity with high credit quality intermediate duration investments
- Company emphasizes predictable cash flows that limit faster prepayments when rates decline or extended durations when rates rise
- During the quarter, $67.4 million of debt securities were purchased with excess liquidity on hand to maintain portfolio duration

Key Investment Portfolio Metrics

($000)	AFS	HTM	Total
Amortized Cost	$ 841,867	$ 458,746	$ 1,300,613
Unrealized Gain/(Loss)	(28,766)	(31,947)	(60,713)
Allowance for Credit Losses	—	—	—
Fair Value	813,101	426,799	1,239,900
Book Yield	3.26 %	2.42 %	2.97 %
Effective Duration (Years)	3.49	3.71	3.56

Portfolio Composition



Corporate: 5%
Book Yield: 5.89%
U.S. Treasury: 7%
Book Yield: 1.33%
U.S. Gov't Agency: 10%
Book Yield: 2.61%
Municipal: 14%
Book Yield: 2.10%
Agency RMBS: 34%
Book Yield: 4.04%
Agency CMBS: 30%
Book Yield: 2.17%

Amortized Cost: $1,301mm
Book Yield: 2.97%

Expected Debt Securities Principal Cash Flows

($000)	1Q26	2Q26	3Q26	4Q26
Expected Principal Cash Flows[1]	$ 39,137	$ 24,016	$ 35,108	$ 44,101
Book Yield	2.48 %	3.39 %	3.15 %	2.61 %

Financial data as of December 31, 2025, unless otherwise indicated; [1] Expected principal cash flows includes contractual maturities, projected calls, and projected mortgage-backed principal payments based on industry recognized prepayment models as of December 31, 2025.

12

13 Capital and Liquidity Overview As of 12/31/25 Balance of Cash and Cash Equivalents $122,269 Market Value of Unpledged Securities 845,524 Available FHLB Advance Capacity 1,058,052 Available FRB Discount Window Capacity 108,840 Available Fed Fund Lines of Credit 80,000 Total Estimated Sources of Liquidity $2,214,685 Capital and Liquidity Highlights n All capital measures remain well above regulatory requirements n Decrease in CET1 risk-based capital ratio in 2023 was primarily a result of the Town and Country acquisition n If all unrealized losses on debt securities, regardless of accounting classification, were included in tangible equity, tangible common equity to tangible assets would be 10.41%1 n With the loan to deposit ratio at 79%, there is more than sufficient on-balance sheet liquidity that is also supplemented by multiple untapped liquidity sources CET1 Risk-Based Capital Ratio (%) 13.37 13.07 12.12 13.21 14.42 2021 2022 2023 2024 2025 Tangible Common Equity to Tangible Assets (%) 8.89 8.06 8.19 9.42 10.82 2021 2022 2023 2024 2025 1 1 Non-GAAP financial measure. See “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures. Liquidity Sources ($000)

14 Near-Term Outlook nThe following guidance is for HBT on a standalone basis, given the timing of the closing of the CNB merger is subject to customary closing conditions, including shareholder and regulatory approvals: nLoan volumes are expected to be down slightly in 1Q26, due to seasonal paydowns and up low-single digits during 2026. nBased on the current yield curve, balance sheet composition, and probability of two effective federal funds target rate reductions, we expect modest NIM expansion during 2026. nWe expect noninterest income to grow in the low-single digits during 2026. nNoninterest expense is expected to be between $32 million and $34 million per quarter, up approximately 3% from 2025. nAsset quality is expected to remain solid, although asset quality metrics and charge-offs could deteriorate slightly should the economy soften. Additionally, deterioration in the outlook for unemployment and GDP may generate volatility in the ACL calculation. nThe CNB merger is expected to close in late 1Q26 following the satisfaction of customary closing conditions, including shareholder and regulatory approvals. Integration planning is progressing as planned and there have not been any material changes to our expectations regarding the financial impact of the merger since our announcement.

15 Our History – Long track record of organic and acquisitive growth All five banks owned by HBT Financial, Inc. merge into Heartland Bank and Trust Company 1997 1964 - 1982 George Drake purchases El Paso National Bank and assembles group of banks in rural communities in central IL M.B. Drake starts bank in central IL 1920 HBT Financial, Inc. incorporates as a multi-bank holding company owning three banks 1982 1992 Fred Drake named President and CEO of Heartland Bank and Trust Company and leads its entry into Bloomington-Normal Acquisition1 of Lincoln S.B. Corp (State Bank of Lincoln) 2018 Wave of FDIC- assisted and strategic acquisitions, including expansion into the Chicago MSA 2010 - 2015 Entry into several new markets in central IL through de novo branches and acquisitions 1999 - 2008 2007 Company crosses $1bn in assets 2020 Merger of State Bank of Lincoln into Heartland Bank and Trust Company 2019 Completion of IPO in October 2023 Completed acquisition of Town and Country Financial Corporation 2025 Announced acquisition of CNB Bank Shares, Inc. 1 Although the Lincoln S.B. Corp transaction is identified as an acquisition above, the transaction was accounted for as a change of reporting entity due to its common control with the Company Entry into Iowa with NXT Bank acquisition 2021

16 Central Illinois: 44 Chicago MSA: 18 Iowa: 4 Central Illinois branches Chicago MSA branches Iowa branches Our Markets Source: S&P Capital IQ; Financial data as of December 31, 2025. Full-Service Branch Locations Central Illinois: 69% Chicago MSA: 29% Iowa: 2% $4.4bn Central Illinois: 45% Chicago MSA: 44% Iowa: 11% $3.5bn 66 Locations Deposits Loans Full-Service Branches

Business Strategy

Small enough to know you, big enough to serve you

Preserve strong ties to our communities

- Drake family involved in central Illinois banking since 1920
- Management lives and works in our communities
- Community banking and relationship-based approach stems from adherence to our Midwestern values
- Committed to providing products and services to support the unique needs of our customer base
- Vast majority of loans originated to borrowers residing within 60 miles of a branch

Deploy excess deposit funding into loan growth opportunities

- Highly defensible market position (Top 2 deposit share rank in 6 of 7 of our largest central Illinois markets[1]) contributes to our strong core deposit base and funding advantage
- Continued deployment of our excess deposit funding (79% loan-to-deposit ratio as of 4Q25) into attractive loan opportunities in larger, more diversified markets
- Efficient decision-making process provides a competitive advantage over the larger and more bureaucratic money center and super regional financial institutions that compete in our markets

Maintain a prudent approach to credit underwriting

- Robust underwriting standards will remain a hallmark of the Company
- Maintained sound credit quality and minimal originated problem asset levels during the Great Recession
- Diversified loan portfolio primarily within footprint
- Underwriting continues to be a strength as evidenced by NCOs / loans of 0.05% during 2024 and 0.07% during 2025; NPLs / loans of 0.22% at 4Q24 and 0.22% at 4Q25

Pursue strategic acquisitions and sustain strong profitability

- Positioned to be the acquirer of choice for many potential partners in and adjacent to our existing markets
- Successful integration of 10 community bank acquisitions[2] since 2007
- Chicago MSA, in particular, has ~70 banking institutions with less than $2bn in assets
- 1.50% adjusted ROAA[3] and 4.01% NIM (FTE)[4] during 2024; 1.58% adjusted ROAA[3] and 4.17% NIM (FTE)[4] during 2025
- Highly profitable through the Great Recession and the COVID-19 pandemic

FTE: Fully tax equivalent; [1] Source: S&P Capital IQ, data as of June 30, 2025; [2] Includes merger with Lincoln S.B. Corp in 2018, although the transaction was accounted for as a change of reporting entity due to its common control with Company; [3] Metrics based on adjusted net income, which is a non-GAAP metric; for reconciliation with GAAP metrics, see "Non-GAAP reconciliations" in Appendix; [4] Metrics presented on tax-equivalent basis; for reconciliation with GAAP metric, see "Non-GAAP reconciliations" in Appendix.

17

18 Experienced executive management team with deep community ties Fred L. Drake Executive Chairman 42 years with Company 45 years in industry J. Lance Carter President and Chief Executive Officer 24 years with Company 32 years in industry Lawrence J. Horvath Chief Lending Officer 15 years with Company 40 years in industry Mark W. Scheirer Chief Credit Officer 14 years with Company 33 years in industry Andrea E. Zurkamer Chief Risk Officer 12 years with Company 25 years in industry Diane H. Lanier Chief Retail Officer 28 years with Company 40 years in industry Peter Chapman Chief Financial Officer 3 years with Company 32 years in industry

19 Talented Board of Directors with deep financial services industry experience Fred L. Drake Executive Chairman • Director since 1984 • 42 years with Company • 45 years in industry J. Lance Carter Director • Director since 2011 • President and CEO of HBT Financial and Heartland Bank • 24 years with Company • 32 years in industry Patrick F. Busch Director • Director since 1998 • Vice Chairman of Heartland Bank • 30 years with Company • 47 years in industry Eric E. Burwell Director • Director since 2005 • Owner, Burwell Management Company • Invests in a variety of real estate, private equity, venture capital and liquid investments Linda J. Koch Director • Director since 2020 • Former President and CEO of the Illinois Bankers Association • 36 years in industry Gerald E. Pfeiffer Director • Director since 2019 • Former Partner at CliftonLarsonAllen LLP • Former CFO of Bridgeview Bancorp • Over 50 years of industry experience Allen C. Drake Director • Director since 1981 • Retired EVP with 27 years of experience at Company • Formerly responsible for Company’s lending, administration, technology, personnel, accounting, trust and strategic planning Dr. C. Alvin Bowman Director • Director since 2019 • Former President of Illinois State University • 36 years in higher education Roger A. Baker Director • Director since 2022 • Former Chairman and President of NXT Bancorporation • 15 years in industry

20 Investment Highlights 3 1 2 4 Track record of successfully integrating acquisitions Consistent performance through economic cycles and consistent out-performance of peers drives long-term shareholder value Strong, granular, low-cost deposit base provides funding for diversified loan portfolio and loan growth opportunities Prudent risk management

21 Consistent performance through economic cycles. . . Drivers of Profitability Strong, granular, low-cost deposits1 Relationship-based business model that has allowed us to cultivate and underwrite attractively priced loans A robust credit risk management framework to prudently manage credit quality Diversified sources of fee income, including in wealth management 4 Consistent out-performance, even during periods of broad economic stress 1 2 3 Pre-Tax Return on Average Assets (%) Company Company Adjusted Peer Median 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 3Q25 YTD 0.00% 0.25% 0.50% 0.75% 1.00% 1.25% 1.50% 1.75% 2.00% 2.25% 2.50% 2.75% 3.00% 1 Source: S&P Capital IQ as available on January 9, 2026; For 2006 through June 30, 2012, the Company’s pre-tax ROAA does not include Lincoln S.B. Corp. and its subsidiaries; 1 Non-GAAP financial measure. See “Non-GAAP Reconciliations” in the Appendix for reconciliation of non-GAAP financial measures to their most closely comparable GAAP financial measures; 2 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. 2

22 . . . and consistent out-performance of peers. . .1 CET1 Capital Ratio (%) 13.07 12.12 13.21 14.35 10.68 11.04 11.42 11.97 HBT Peer Median 2022 2023 2024 3Q25 YTD Return on Average Equity (%) 14.73 14.60 13.93 13.5713.43 12.50 11.04 11.52 HBT Peer Median 2022 2023 2024 3Q25 YTD Cost of Funds (%) 0.19 0.86 1.41 1.30 0.52 1.76 2.31 2.12 HBT Peer Median 2022 2023 2024 3Q25 YTD Nonperforming Assets to Total Assets (%) 0.12 0.17 0.16 0.170.24 0.29 0.38 0.41 HBT Peer Median 2022 2023 2024 3Q25 YTD Robust Capitalization Superior Profitability Exceptional Funding Base Conservative Credit Underwriting 1 11 1 Source: S&P Capital IQ as available on January 9, 2026; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median.

23 . . . drives long-term shareholder value1 HBT Financial, Inc. Peer Median S&P 600 Small Cap Bank Index 10/11/2019 (IPO Date) 12/31/2019 12/31/2020 12/31/2021 12/31/2022 12/31/2023 12/31/2024 12/31/2025 $50.00 $100.00 $150.00 $200.00 $250.00 Cumulative Total Return (Initial investment of $100 and reinvestment of dividends) 1 Source: S&P Capital IQ as available on January 9, 2026; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median. YTD 3 Years 5 Years HBT 22.2% 47.1% 103.4 % Peer Median1 9.3% 37.4% 75.9 % S&P 600 Small Cap Bank Index 4.6% 17.8% 47.3 % Cumulative Total Return (%) (Includes reinvestment of dividends) Industry Recognition n Ranked 7th out of 200 in the Forbes 2025 America's Best Banks ranking (based on 2024 results) n Ranked 16th out of 208 in S&P Global Market Intelligence's 2024 large US community bank ranking n Ranked 6th out of community banks with total assets of $5bn to $10bn and 7th out of 300 publicly traded banks overall in Bank Director's The Best U.S. Banks 2025 edition

24 0.14 0.07 0.07 0.60 1.30 1.20 0.44 0.21 0.36 1.49 2.06 1.94 HBT Peer Median 2020 2021 2022 2023 2024 3Q25 YTD* Strong, granular, low-cost deposit base provides funding for . . . Cost of Deposits (%) Remains Consistently Below Peers 1 2 As of 12/31/25 Number of Accounts (000) Average Account Balance ($000) Weighted Average Age (Years) Noninterest-bearing 76 $13 15.3 Interest-bearing demand 53 19 20.9 Money market 6 124 11.5 Savings 44 13 18.0 Time 17 43 2.3 Total deposits 195 $21 14.0 Deposit Base Characteristics2 1 Source: S&P Capital IQ as available on January 9, 2026; * Annualized measure; 1 See "Peer Group Members" in the Appendix for listing of the publicly-traded bank holding companies included in peer group median; 2 Excludes overdrawn deposit accounts, reciprocal deposit accounts, and internal HBT accounts. n Deposit beta consistently below peers, in both rising rate and falling rate environments n Core deposits to total deposits3 of 95.4% as of December 31, 2025, with no reliance on brokered deposits n Short duration time deposits have a weighted average remaining maturity of 4.9 months and a weighted average rate of 3.14% as of December 31, 2025 1

② . . . diversified loan portfolio and loan growth opportunities

Loan Growth Opportunities

Chicago MSA

- Entered market in 2011 with acquisition of Western Springs National Bank
- In-market disruption from recent bank M&A in Chicago MSA has provided attractive source of local talent
- Scale and diversity of Chicago MSA provides continued growth opportunities, both in lending and deposits
- Loan growth in Chicago MSA spread across a variety of commercial asset classes, including multi-family, mixed use, industrial, retail, and office
- Chicago MSA region loans grew 5.5% over the last 12 months

Central Illinois

- Deep-rooted market presence expanded through several acquisitions since 2007
- Central Illinois markets have been resilient during previous economic downturns
- Town and Country merger has provided very strong market share in a number of new markets and opportunities to expand customer relationships with HBT's greater ability to meet larger borrowing needs

Iowa

- Entered market in 2021 with acquisition of NXT Bancorporation, Inc. ("NXT")
- Continued opportunity to accelerate loan growth in Iowa thanks to HBT's larger lending limit and ability to add to talented banking team
- Iowa region loans grew 5.3% over the last 12 months

Diversified Loan Portfolio

	December 31, 2025	
	Balance ($000)	Percent
Commercial and industrial	$ 399,760	11.6 %
Commercial real estate - owner occupied	320,434	9.3 %
Commercial real estate - non-owner occupied	937,094	27.0 %
Construction and land development	280,254	8.1 %
Multi-family	544,941	15.8 %
One-to-four family residential	445,463	12.9 %
Agricultural and farmland	275,251	8.0 %
Municipal, consumer, and other	253,012	7.3 %
Total loans	**$ 3,456,209**	**100.0 %**

25

26 2025 Announced CNB Bank Shares, Inc. (CNB Bank & Trust, N.A.) Carlinville, IL $1.5bn deposits2 Track record of successfully integrating acquisitions BankPlus Morton, IL $231mm deposits 2007 2012 Bank of Illinois Normal, IL FDIC-assisted $176mm deposits Western Springs National Bank Western Springs, IL FDIC-assisted $184mm deposits 2011 Citizens First National Bank Princeton, IL FDIC-assisted $808mm deposits Farmer City State Bank Farmer City, IL $70mm deposits 20182010 Bank of Shorewood Shorewood, IL FDIC-assisted $105mm deposits Lincoln S.B. Corp (State Bank of Lincoln)1 Lincoln, IL $357mm deposits 2021 NXT Bancorporation, Inc. (NXT Bank) Central City, IA $182mm deposits 2015 National Bancorp, Inc. (American Midwest Bank) Schaumburg, IL $447mm deposits 2023 Town and Country Financial Corporation (Town and Country Bank) Springfield, IL $720mm deposits 3 1 Although the Lincoln Acquisition is identified as an acquisition in the above table, the transaction was accounted for as a change of reporting entity due to its common control with Company; 2 Total deposits as of September 30, 2025

④ Prudent risk management

Comprehensive Enterprise Risk Management

Strategy and Risk Management

- Majority of directors are independent, with varied expertise and backgrounds
- Board of directors has an established Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee, and Enterprise Risk Management (ERM) Committee
- ERM program embodies the “three lines of defense” model and promotes business line risk ownership
- Independent and robust internal audit structure, reporting directly to our Audit Committee
- Strong compliance culture and compliance management system
- Code of Ethics and other governance documents are available at ir.hbtfinancial.com

Data Security & Privacy

- Robust data security program, and under our privacy policy, we do not sell or share customer information with non-affiliated entities
- Formal company-wide business continuity plan covering all departments, as well as a cybersecurity program that includes internal and outsourced, independent testing of our systems and employees

Disciplined Credit Risk Management

- Risk management culture instilled by management
- Well-diversified loan portfolio across commercial, regulatory CRE, and residential
- Primarily originated across in-footprint borrowers
- Centralized credit underwriting group that evaluates the vast majority of exposures over $750,000 to ensure uniform application of policies and procedures
- Conservative credit culture, strong underwriting criteria, and regular loan portfolio monitoring
- Between a robust internal review process and annual third-party reviews, more than 45% of loan commitments are reviewed on a rolling 24 month basis

Historical Net Charge-Offs (%)

NCOs / Loans %



0.04%
(0.01)%
(0.08)%
0.01%
0.05%
0.07%
2020
2021
2022
2023
2024
2025

27

28 Appendix

Non-GAAP Reconciliations

Adjusted Net Income and Adjusted ROAA

($000)	2022	2023	2024	2025	3Q25	4Q25
Net income	$ 56,456	$ 65,842	$ 71,780	$ 77,008	$ 19,765	$ 18,938
Adjustments:						
Acquisition expenses[1]	(1,092)	(13,691)	—	(999)	—	(999)
Loss on extinguishment of debt	—	—	—	(391)	(391)	—
Gains (losses) on closed branch premises	141	75	(635)	2	(7)	—
Realized losses on sale of securities	—	(1,820)	(3,697)	(200)	(49)	(151)
Mortgage servicing rights fair value adjustment	2,153	(1,615)	(174)	(1,883)	(514)	(310)
Total adjustments	1,202	(17,051)	(4,506)	(3,471)	(961)	(1,460)
Tax effect of adjustments[2]	(551)	4,711	1,284	832	274	259
Total adjustments after tax effect	651	(12,340)	(3,222)	(2,639)	(687)	(1,201)
Adjusted net income	**$ 55,805**	**$ 78,182**	**$ 75,002**	**$ 79,647**	**$ 20,452**	**$ 20,139**
Average assets	$ 4,269,873	$ 4,927,904	$ 5,008,083	$ 5,048,549	$ 5,027,161	$ 5,099,275
Return on average assets	1.32 %	1.34 %	1.43 %	1.53 %	1.56 %*	1.47 %*
Adjusted return on average assets	**1.31 %**	**1.59 %**	**1.50 %**	**1.58 %**	**1.61 %***	**1.57 %***

* Annualized measure; [1] Includes recognition of an allowance for credit losses on non-PCD loans of $5.2 million and an allowance for credit losses on unfunded commitments of $0.7 million subsequent to the Town and Country merger during first quarter of 2023; [2] Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.

29

30 Non-GAAP Reconciliations Adjusted Earnings Per Share ($000) 4Q25 Numerator: Net income $ 18,938 Adjusted net income $ 20,139 Denominator: Weighted average common shares outstanding 31,434,409 Dilutive effect of outstanding restricted stock units 124,596 Weighted average common shares outstanding, including all dilutive potential shares 31,559,005 Earnings per share - basic $ 0.60 Earnings per share - diluted 0.60 Adjusted earnings per share - basic $ 0.64 Adjusted earnings per share - diluted 0.64

31 Non-GAAP Reconciliations (cont’d) ROATCE, Adjusted ROAE, and Adjusted ROATCE ($000) 2022 2023 2024 2025 Total stockholders’ equity $ 383,306 $ 450,928 $ 515,368 $ 581,449 Less: goodwill (29,322) (57,266) (59,820) (59,820) Less: core deposit intangible assets (1,480) (20,272) (19,247) (16,437) Average tangible common equity $ 352,504 $ 373,390 $ 436,301 $ 505,192 Net income $ 56,456 $ 65,842 $ 71,780 $ 77,008 Adjusted net income 55,805 78,182 75,002 79,647 Return on average stockholders’ equity 14.73% 14.60% 13.93% 13.24 % Return on average tangible common equity 16.02% 17.63% 16.45% 15.24 % Adjusted return on average stockholders’ equity 14.56% 17.34% 14.55% 13.70 % Adjusted return on average tangible common equity 15.83% 20.94% 17.19% 15.77%

Non-GAAP Reconciliations (cont'd)

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	2021	2022	2023	2024	2025
Net interest income	$ 122,403	$ 145,874	$ 191,072	$ 188,850	$ 198,895
Tax-equivalent adjustment[1]	2,028	2,499	2,758	2,242	2,203
Net interest income (tax-equivalent basis)[1]	**$ 124,431**	**$ 148,373**	**$ 193,830**	**$ 191,092**	**$ 201,098**
Average interest-earnings assets	$ 3,846,473	$ 4,118,124	$ 4,675,025	$ 4,769,671	$ 4,819,667
Net interest margin	3.18 %	3.54 %	4.09 %	3.96 %	4.13 %
Tax-equivalent adjustment[1]	0.05 %	0.06 %	0.06 %	0.05 %	0.04 %
Net interest margin (tax-equivalent basis)[1]	**3.23 %**	**3.60 %**	**4.15 %**	**4.01 %**	**4.17 %**

Net Interest Income (tax-equivalent basis) and Net Interest Margin (tax-equivalent basis)

($000)	4Q24	1Q25	2Q25	3Q25	4Q25
Net interest income	$ 47,401	$ 48,708	$ 49,658	$ 49,986	$ 50,543
Tax-equivalent adjustment[1]	562	545	548	552	558
Net interest income (tax-equivalent basis)[1]	**$ 47,963**	**$ 49,253**	**$ 50,206**	**$ 50,538**	**$ 51,101**
Average interest-earnings assets	$ 4,758,334	$ 4,798,021	$ 4,808,213	$ 4,800,519	$ 4,871,320
Net interest margin	3.96 %*	4.12 %*	4.14 %*	4.13 %*	4.12 %*
Tax-equivalent adjustment[1]	0.05 %*	0.04 %*	0.05 %*	0.05 %*	0.04 %*
Net interest margin (tax-equivalent basis)[1]	**4.01 %***	**4.16 %***	**4.19 %***	**4.18 %***	**4.16 %***

* Annualized measure; [1] Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.

32

33 Non-GAAP Reconciliations (cont’d) Efficiency Ratio (tax-equivalent basis) ($000) 2022 2023 2024 2025 Total noninterest expense $ 105,107 $ 130,964 $ 124,007 $ 129,418 Less: amortization of intangible assets (873) (2,670) (2,839) (2,726) Noninterest expense excluding amortization of intangible assets $ 104,234 $ 128,294 $ 121,168 $ 126,692 Net interest income $ 145,874 $ 191,072 $ 188,850 $ 198,895 Total noninterest income 34,717 36,046 35,571 38,190 Operating revenue 180,591 227,118 224,421 237,085 Tax-equivalent adjustment1 2,499 2,758 2,242 2,203 Operating revenue (tax-equivalent basis)1 $ 183,090 $ 229,876 $ 226,663 $ 239,288 Efficiency ratio 57.72% 56.49% 53.99% 53.44 % Efficiency ratio (tax-equivalent basis)1 56.93% 55.81% 53.46% 52.95% 1 Assumes a federal income tax rate of 21% and a state tax rate of 9.5%.

34 Non-GAAP Reconciliations (cont’d) ($000) 2021 2022 2023 2024 2025 Tangible common equity Total equity $ 411,881 $ 373,632 $ 489,496 $ 544,605 $ 615,498 Less: goodwill (29,322) (29,322) (59,820) (59,820) (59,820) Less: core deposit intangible (1,943) (1,070) (20,682) (17,843) (15,117) Tangible common equity $ 380,616 $ 343,240 $ 408,994 $ 466,942 540,561 Unrealized loss on HTM securities (31,947) Tax Effect 8,945 Tangible common equity - HTM adjusted $ 517,559 Tangible assets Total assets $ 4,314,254 $ 4,286,734 $ 5,073,170 $ 5,032,902 $ 5,071,390 Less: goodwill (29,322) (29,322) (59,820) (59,820) (59,820) Less: core deposit intangible (1,943) (1,070) (20,682) (17,843) (15,117) Tangible assets $ 4,282,989 $ 4,256,342 $ 4,992,668 $ 4,955,239 4,996,453 Unrealized loss on HTM securities (31,947) Tax Effect 8,945 Tangible assets - HTM adjusted $ 4,973,451 Total stockholders’ equity to total assets 9.55% 8.72% 9.65% 10.82% 12.14 % Tangible common equity to tangible assets 8.89% 8.06% 8.19% 9.42% 10.82 % Tangible common equity to tangible assets - HTM adjusted 10.41 % Tangible Common Equity to Tangible Assets

35 Non-GAAP Reconciliations (cont’d) ($000) 4Q24 3Q25 4Q25 Tangible common equity Total equity $ 544,605 $ 599,129 $ 615,498 Less: goodwill (59,820) (59,820) (59,820) Less: core deposit intangible (17,843) (15,760) (15,117) Tangible common equity $ 466,942 $ 523,549 $ 540,561 Shares outstanding 31,559,366 31,455,803 31,431,924 Book value per share $ 17.26 $ 19.05 $ 19.58 Tangible book value per share $ 14.80 $ 16.64 $ 17.20 Tangible Book Value Per Share

36 Non-GAAP Reconciliations (cont’d) ($000) 2022 2023 2024 2025 Total deposits $ 3,587,024 $ 4,401,437 $ 4,318,254 $ 4,359,263 Less: time deposits of $250,000 or more (27,158) (130,183) (202,196) (201,365) Less: brokered deposits — (144,880) — — Core deposits $ 3,559,866 $ 4,126,374 $ 4,116,058 $ 4,157,898 Core deposits to total deposits 99.24% 93.75% 95.32% 95.38 % Core Deposits

37 Non-GAAP Reconciliations ($000) 2011 2012 2013 Income before income tax expense $ 47,301 $ 71,384 $ 46,134 Adjustments: Bargain purchase gain 25,417 11,361 — Realized gains (losses) on sale of securities — 9,683 (9,143) Net positive adjustments on FDIC indemnification asset and true-up liability — 6,687 — Net loss related to the sale of branches — — (6,860) Total adjustments 25,417 27,731 (16,003) Adjusted income before income tax expense 21,884 43,653 62,137 Average assets $ 1,831,704 $ 2,494,242 $ 3,148,005 Pre-tax return on average assets 2.58% 2.86% 1.47 % Adjusted pre-tax return on average assets 1.19% 1.75% 1.97 % Adjusted Pre-Tax ROAA (2011 to 2013)

38 Peer Group Members Ticker Symbol Company Name BFC Bank First Corporation BY Byline Bancorp, Inc. CIVB Civista Bancshares, Inc. FMNB Farmers National Banc Corp. THFF First Financial Corporation FMBH First Mid Bancshares, Inc. GABC German American Bancorp, Inc. GSBC Great Southern Bancorp, Inc. HBNC Horizon Bancorp, Inc. IBCP Independent Bank Corporation LKFN Lakeland Financial Corporation MBWM Mercantile Bank Corporation MSBI Midland States Bancorp, Inc. MOFG MidWestOne Financial Group, Inc. NIC Nicolet Bankshares, Inc. OSBC Old Second Bancorp, Inc. PEBO Peoples Bancorp Inc. QCRH QCR Holdings, Inc. SMBC Southern Missouri Bancorp, Inc. SYBT Stock Yards Bancorp, Inc.

0 118 104 0 118 104 0 118 104 165 211 142 165 211 142 245 230 168 245 230 168 255 255 255